EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of NanoVibronix, Inc. on Form S-3 (File No. 333-229106) of our report dated April 15, 2019, with respect to our audit of the consolidated financial statements of NanoVibronix,Inc. as of December 31, 2018 and for the year then ended, which report is included in this Annual Report on Form 10-K of NanoVibronix, Inc. for the year ended December 31, 2018.

/s/ Marcum llp

Marcum llp

New York, NY

April 15, 2019